United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 14, 2014

Date of Report (Date of earliest event reported)

NUVILEX, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-68008	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12510 Prosperity Drive, Suite 310 Silver Spring, Maryland	20904-1643
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (877) 598-7616

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01    Entry into a Material Definitive Agreement.

On February 14, 2014, Nuvilex, Inc., a Nevada corporation (“Company” or “we”), entered into a $27,000,000 purchase agreement (the “Purchase Agreement”), together with a registration rights agreement (the “Registration Rights Agreement”), with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which the Company has the right to sell to Lincoln Park up to $27,000,000 in shares of its common stock, $.0001 par value per share (“Common Stock”), subject to certain limitations.

Under the terms and subject to the conditions of the Purchase Agreement, Lincoln Park purchased 8,000,000 shares of Common Stock for $2,000,000 on the date of the Purchase Agreement and is obligated to purchase up to $25,000,000 in additional shares of Common Stock (subject to certain limitations) that we may sell from time to time over the 30-month period commencing on the date that a registration statement, which we must file with the Securities and Exchange Commission (“SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final and complete prospectus in connection therewith is filed.  The Company may direct Lincoln Park, from time to time, at its sole discretion and subject to certain conditions to purchase up to 1,000,000 shares of Common Stock (subject to increase in the event the trading price of the Common Stock exceeds certain established thresholds) and may require additional purchases in accordance with the Purchase Agreement.  The purchase price of shares of Common Stock related to the future funding will generally be based on the prevailing market prices of such shares at the time of sales (subject to a discount in certain circumstances), and the Company will control the timing and amount of any sales of Common Stock to Lincoln Park. The shares offered and sold to Lincoln Park pursuant to the Purchase Agreement have been offered and sold in reliance on an exemption from registration under the Securities Act of 1933, as amended (“Securities Act”) pursuant to Section 4(a)(2) thereof and Regulation D promulgated thereunder, based on the offering of such securities to one investor and the lack of any general solicitation or advertising in connection with such issuance, the representation of such investor to the Company that it was an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the shares for its own account and without a view to distribute them, and the Company’s issuance of such securities as restricted securities. As consideration for its commitment to purchase shares of Common Stock pursuant to the Purchase Agreement, the Company has agreed to issue to Lincoln Park 5,062,500 shares of Common Stock upon execution of the Purchase Agreement, and 5,062,500 shares of Common Stock which will only be issued to Lincoln Park pro rata to the extent it makes additional purchases against the $25,000,000 total, or in the event the registration statement filed pursuant to the Registration Rights Agreement is not declared effective within 270 days from the date of the Purchase Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties and agreements of the Company and Lincoln Park and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties. There is no upper limit on the price per share that Lincoln Park could be obligated to pay for Common Stock under the Purchase Agreement. Lincoln Park shall not have the right or the obligation to purchase any shares of our Common Stock on any business day that the price of our Common Stock is below the floor price as set forth in the Purchase Agreement. The Company has the right to terminate the Purchase Agreement at any time, at no monetary cost or penalty. Actual sales of shares of Common Stock to Lincoln Park under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

The foregoing description of the Registration Rights Agreement and the Purchase Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, a copy of each of which is attached hereto as Exhibit 4.1 and 10.1, respectively, and each of which is incorporated herein in its entirety by reference.

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Item 3.02    Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety. The issuance and sale of shares of Common Stock by the Company to Lincoln Park under the Purchase Agreement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation D thereunder.

Item 8.01    Other Events.

The Company intends to issue a press release announcing the execution of the Purchase Agreement and Registration Rights Agreement on February 20, 2014. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

4.1	Registration Rights Agreement, dated as of February 14, 2014, by and between Nuvilex, Inc. and Lincoln Park Capital Fund, LLC.

10.1	Purchase Agreement, dated as of February 14, 2014, by and between Nuvilex, Inc. and Lincoln Park Capital Fund, LLC.

99.1	Press Release to be dated February 20, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated February 19, 2014

NUVILEX, INC.

By:	/s/ Kenneth L. Waggoner
Kenneth L. Waggoner Chief Executive Officer

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